Exhibit 99.1

Arvinas Reports Second Quarter 2026 Financial Results and Provides Corporate Update

– Secured the first-ever regulatory approval of a PROTAC (a type of heterobifunctional protein degrader), VEPPANU, and successfully completed out-licensing to Rigel Pharmaceuticals –

– Anticipates sharing clinical data from three Phase 1 programs - ARV-393, ARV-102 and ARV-027 - over the next 12 months –

– Presented promising preclinical data for HPK1 degrader program (ARV-6723) demonstrating the potential to overcome immune checkpoint inhibitor resistance in solid tumors –

– Company to host conference call today at 8:00 a.m. ET –

NEW HAVEN, Conn., August 4, 2026 — Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today reported financial results for the second quarter 2026, and provided a corporate update.

“Our progress during the quarter has helped position us to fully capitalize on the promise of our platform in oncology and neurology,” said Randy Teel, Ph.D., President and Chief Executive Officer at Arvinas. “The approval of VEPPANU, the first ever for a PROTAC degrader, was a significant achievement for the Company, and our subsequent licensing of VEPPANU to Rigel Pharmaceuticals promises to unlock its commercial potential and provide access to patients as efficiently as possible.”

“As we move into the second half of the year, enrollment in our ongoing Phase 1 trials is strong and we have important data milestones planned over the next 12 months for ARV-393, ARV-102, and ARV-027,” continued Dr. Teel. “In addition, we are initiating our first immuno-oncology Phase 1 trial with ARV-6723 – an HPK1 degrader that has shown meaningful single-agent activity in preclinical models where neither an inhibitor nor an anti-PD1 therapy has shown benefit. Altogether, our pipeline has the potential to address high unmet medical needs and maximize both clinical impact and long-term shareholder value.”
Second Quarter 2026 Business Highlights and Recent Developments

Approved Product

VEPPANU™ (vepdegestrant): Oral PROTAC ER degrader
As part of Arvinas global collaboration with Pfizer, the companies:
•Announced the approval of VEPPANU for the treatment of adults with estrogen receptor-positive (ER+)/human epidermal growth factor receptor 2-negative (HER2-), estrogen receptor 1 (ESR1)-mutated advanced or metastatic breast cancer, as detected by an FDA-authorized test, with disease progression following at least one line of endocrine therapy.
◦This approval marks the first time the U.S. Food and Drug Administration (FDA) has approved a PROteolysis TArgeting Chimera (PROTAC), a type of heterobifunctional protein degrader therapy.

•Entered into a license agreement with Rigel Pharmaceuticals, Inc. for the exclusive global development, manufacturing, and commercialization rights for VEPPANU.
•Announced that the National Comprehensive Cancer Network® (NCCN®) added vepdegestrant (VEPPANU) to the latest NCCN Clinical Practice Guidelines in Oncology (NCCN Guidelines®) for Breast Cancer. Vepdegestrant (VEPPANU) was added as a Category 2A treatment option for patients with hormone receptor (HR)-positive/HER2-negative, ESR1-mutated advanced or metastatic breast cancer after at least one line of endocrine therapy + cyclin-dependent kinase (CDK) 4/6 inhibitor.*

Pipeline

ARV-393: Oral PROTAC BCL6 degrader
•Continued dose escalation in the Phase 1 trial in patients with non-Hodgkin lymphoma (NHL).
▪Preliminary clinical activity has been observed, including responses in B- and T-cell lymphomas, in early cohorts at doses below the predicted effective exposure level.
•Continued enrollment in the Phase 1 combination trial with glofitamab in patients with diffuse large B-cell lymphoma (DLBCL).

ARV-102: Oral PROTAC LRRK2 degrader
•Joined the LRRK2 Investigative Therapeutics Exchange (LITE) program and the Parkinson’s Precision Medicine Initiative (PPMI), both supported by The Michael J. Fox Foundation for Parkinson’s Research (MJFF).

ARV-027: Oral PROTAC polyQ-AR degrader
•Completed the single-ascending dose cohorts of the first-in-human Phase 1 clinical trial in healthy volunteers and initiated enrollment in the multiple dose cohorts in healthy volunteers.

ARV-6723: Oral PROTAC HPK1 degrader
Arvinas’ first immuno-oncology clinical candidate
•Presented preclinical data at the AACR Annual Meeting demonstrating greater antitumor activity than standard-of-care immune checkpoint inhibitors (ICIs) or an investigational HPK1 inhibitor.
◦Unlike an inhibitor and ICIs, ARV-6723 reversed T-cell exhaustion, reversed the immunosuppressive tumor microenvironment, and boosted innate cell immunity in ICI-(aPD1 and aCTLA4) resistant models.

Novel pan-KRAS degrader
•Presented preclinical data at the AACR Special Conference in Cancer Research: RAS Oncogenesis and Therapeutics.
◦Robust efficacy observed in CDX models of pancreatic, colorectal, and lung cancer.
◦Greater tumor growth inhibition than a pan-RAS (ON) inhibitor demonstrated in a KRAS G13D model.
◦Enhanced combination efficacy with immune checkpoint blockade compared with a pan-RAS (ON) inhibitor observed in a KRAS G12D syngeneic model.

ARV-806: Novel PROTAC KRAS G12D degrader

•Completed dose escalation enrollment in the Phase 1 clinical trial in patients with solid tumors harboring KRAS G12D mutations.
◦Reiterated plan to share initial data from the Phase 1 monotherapy dose escalation clinical trial in the second half of 2026.
•Announced plans to seek an out-licensing agreement for any additional clinical trials, including dose expansion or combination clinical trials.

Anticipated Upcoming Milestones and Expectations

ARV-393: Oral PROTAC BCL6 degrader
•Share data from early monotherapy cohorts in the ongoing Phase 1 dose escalation clinical trial in patients with relapsed/refractory NHL (ClinicalTrials.gov Identifier: NCT06393738) at a medical congress (2H 2026).
◦Share additional monotherapy data from the ongoing Phase 1 dose escalation trial in B- and T-cell lymphomas (mid-2027).
◦Share data from the combination cohort with glofitamab in patients with DLBCL in the ongoing Phase 1 clinical trial (mid-2027).

ARV-102: Oral PROTAC LRRK2 degrader
•Share additional biomarker data from the Phase 1 clinical trial in patients with Parkinson’s disease at the International Congress on Parkinson’s Disease and Movement Disorders (October 2026).
•Continue discussions with global health authorities on plans to initiate clinical trials in patients with progressive supranuclear palsy (2027).

ARV-027: Oral PROTAC polyQ-AR degrader
•Continue enrollment in the multiple dose cohort of the Phase 1 clinical trial in healthy volunteers and share initial data evaluating androgen receptor (AR)-degradation in muscle (1H 2027).

ARV-6723: Oral PROTAC HPK1 degrader
•Initiate enrollment of the Phase 1 clinical trial in patients with advanced solid tumors (3Q 2026).
Financial Guidance
Based on its current operating plan, Arvinas believes its cash, cash equivalents, and marketable securities as of June 30, 2026, is sufficient to fund planned operating expenses and capital expenditure requirements into the second half of 2028.
Second Quarter 2026 Financial Results
Cash, Cash Equivalents, and Marketable Securities Position: As of June 30, 2026, cash, cash equivalents, and marketable securities were $567.9 million as compared with $685.4 million as of December 31, 2025. The decrease in cash, cash equivalents, and marketable securities of $117.5 million for the six months ended June 30, 2026, was primarily related to cash used in operations of $114.3 million (net of $35.0 million received under the Rigel License Agreement), unrealized losses on marketable securities of $2.0 million, and the purchase of lab equipment and leasehold improvements of $1.5 million.

Research and Development Expenses: Generally Accepted Accounting Principles (GAAP) research and development (R&D) expenses were $52.6 million for the quarter ended June 30, 2026, as compared with $68.6 million for the quarter ended June 30, 2025. The decrease in R&D expenses of $16.0 million for the quarter was primarily due to a decrease in compensation and related personnel expenses of $11.0 million, which are not allocated by program, and a decrease in external expenses of $3.2 million. External expenses include (i) program-specific expenses, which decreased by $0.6 million, primarily driven by a decrease in our vepdegestrant (ARV-471) program of $10.6 million, partially offset by increases in our ARV-806, ARV-027, and ARV-393 programs of $3.9 million, $3.2 million, and $2.3 million, respectively.
Non-GAAP R&D expenses were $51.4 million for the quarter ended June 30, 2026, as compared with $59.5 million for the quarter ended June 30, 2025, excluding $0.3 million and $0.6 million of restructuring expense for the quarters ended June 30, 2026, and 2025, respectively, and $0.9 million and $8.5 million of non-cash stock-based compensation expense for the quarters ended June 30, 2026, and 2025, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.

General and Administrative Expenses: GAAP general and administrative (G&A) expenses were $24.0 million for the quarter ended June 30, 2026, as compared with $25.3 million for the quarter ended June 30, 2025. The decrease in G&A expenses of $1.3 million for the quarter was primarily due to decreases in personnel and infrastructure related costs of $3.9 million, and costs related to developing our commercial operations of $1.4 million, partially offset by an increase in professional fees of $4.2 million, inclusive of an increase in the amortization of costs to obtain a contract related to the Pfizer Letter Agreement supplementing and amending the terms of the Original Vepdegestrant (ARV-471) Collaboration Agreement and professional fees related to the Rigel License Agreement.

Non-GAAP G&A expenses were $18.4 million for the quarter ended June 30, 2026, as compared with $18.1 million for the quarter ended June 30, 2025, excluding $1.3 million and $0.4 million of restructuring expenses for the quarters ended June 30, 2026, and 2025, respectively, and $4.3 million and $6.8 million of non-cash stock-based compensation expense for the quarter ended June 30, 2026, and 2025, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.

Cost of License Revenue: Cost of license revenue was $9.0 million for the quarter ended June 30, 2026, as compared with zero for the quarter ended June 30, 2025. The increase of $9.0 million was due to expenses under the Amended Yale License Agreement related to the FDA’s approval of VEPPANU and the entry into the Rigel License Agreement.
Revenue: Revenue was $249.7 million for the quarter ended June 30, 2026, as compared with $22.4 million for the quarter ended June 30, 2025. Revenue for the quarter is related to the Original Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer, the research collaboration agreement with Pfizer and the Rigel License Agreement. The increase of $227.3 million was primarily due to $112.6 million of revenue from the Original Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer driven by the recognition of the remaining deferred revenue upon entry into the Rigel License Agreement of $126.4 million, partially offset by a decrease in revenue of $13.8 million for the period prior to the Rigel License Agreement. In addition, we recognized $62.5 million of revenue from the

Rigel License Agreement, and $50.0 million of revenue from a development milestone payment in connection with the FDA’s approval of VEPPANU.
Investor Call & Webcast Details
Arvinas will host a conference call and webcast today, August 4, 2026, at 8:00 a.m. ET to review its second quarter 2026 financial results and discuss recent corporate updates. Participants are invited to listen by going to the Events and Presentation section under the Investors page on the Arvinas website at www.arvinas.com. A replay of the webcast will be available on the Arvinas website following the completion of the event and will be archived for up to 30 days.

About Arvinas
Arvinas (Nasdaq: ARVN) is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases. Through its PROTAC (PROteolysis TArgeting Chimera) protein degrader platform, Arvinas is pioneering the development of protein degradation therapies designed to harness the body’s natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. Arvinas, with its partner Pfizer, developed the first U.S. Food and Drug Administration (FDA) approved PROTAC, a type of heterobifunctional protein degrader.

Arvinas is currently progressing multiple investigational drugs through clinical development programs, including ARV-393, targeting BCL6 for relapsed/refractory non-Hodgkin Lymphoma; ARV-102, targeting LRRK2 for neurodegenerative disorders; ARV-027, targeting the polyglutamine-expanded androgen receptor, or polyQ-AR, in skeletal muscle for the treatment of Spinal-Bulbar Muscular Atrophy, also known as Kennedy’s disease; and ARV-806, targeting KRAS G12D for mutated cancers, including pancreatic and colorectal cancers. Arvinas is headquartered in New Haven, Connecticut. For more information about Arvinas, visit www.arvinas.com and connect on LinkedIn and X.
About ARV-393
ARV-393 is an investigational, orally bioavailable PROTAC designed to specifically target and degrade B-cell lymphoma 6 protein (BCL6), a transcriptional repressor and major driver of B-cell lymphomas. During B-cell development, tightly controlled BCL6 protein expression regulates >600 genes to facilitate rapid B-cell proliferation and tolerance of somatic hypermutation and gene recombination for antibody generation. Deregulated BCL6 expression is common in B-cell lymphoma and promotes cancer cell survival, proliferation, and genomic instability. PROTAC-mediated degradation has the potential to address the historically undruggable nature of BCL6. ARV-393 is currently being evaluated in a Phase 1 clinical trial as a monotherapy in patients with relapsed/refractory non-Hodgkin lymphoma and in in combination with glofitamab as a chemotherapy-free combination approach in patients with DLBCL.
About ARV-102
ARV-102 is an investigational, orally bioavailable PROTAC designed to cross the blood-brain barrier and specifically target and degrade leucine-rich repeat kinase (LRRK2), a large, multidomain scaffolding kinase with GTPase activity. Increased activity and over expression of LRRK2 have been implicated in the pathogenesis of neurological diseases, including LRRK2 genetic and idiopathic

Parkinson’s disease and progressive supranuclear palsy (PSP). ARV-102 has been evaluated in a Phase 1 clinical trial in healthy volunteers and in patients with Parkinson’s disease.

About ARV-027
ARV-027 is an oral, peripherally restricted investigational PROTAC degrader designed to selectively target and eliminate the polyglutamine-expanded androgen receptor (polyQ-AR) in skeletal muscle. ARV-027 is a clinical candidate specifically selected for potent in vitro reduction of cytosolic and nuclear polyQ-AR and for favorable skeletal-muscle exposure following oral administration. The polyQ-AR protein is the pathogenic driver of spinal and bulbar muscular atrophy (SBMA), a rare, X-linked, genetically defined neuromuscular disease caused by a CAG trinucleotide repeat expansion in the androgen receptor (AR) gene. SBMA leads to progressive muscle weakness, dysphagia, and functional decline, and currently has no approved disease-modifying therapies approved by the FDA or EMA, representing a significant unmet medical need. ARV-027 is currently being evaluated in a fist-in-human Phase 1 clinical trial in healthy volunteers.
About ARV-6723
ARV-6723 is an oral investigational PROTAC designed to degrade hematopoietic progenitor kinase 1, or HPK1, and is Arvinas’ first clinical candidate in the immuno-oncology space. Preclinically, ARV-6723 has shown potent, selective HPK1 degradation and strong anti-tumor immune responses with superior tumor control in low- and high- immunogenic tumor models. HPK1 acts as a negative regulator in T-cell signaling. Degrading HPK1 and its scaffolding function has the potential to unleash an immune response with potent anti-tumor effects and minimum off-target toxicity. Arvinas plans to initiate a Phase 1 clinical trial of ARV-6723 in patients with advanced solid tumors in Q3 2026.
About ARV-806
ARV-806 is a novel, investigational PROTAC designed to selectively target and degrade mutant Kirsten rat sarcoma (KRAS) G12D. KRAS is one of the most frequently mutated human oncogenes and G12D is the most common mutation of the KRAS protein. ARV-806 has demonstrated potent, selective degradation of KRAS G12D and robust anti-tumor activity in preclinical models. Arvinas believes ARV-806 has the potential to address high unmet need in solid tumors, such as pancreatic, colorectal and non-small cell lung cancer. ARV-806 is currently being evaluated in a Phase 1 clinical trial in patients with advanced solid tumors harboring KRAS G12D mutations.

About VEPPANU
VEPPANU (vepdegestrant) is an orally bioavailable PROteolysis TArgeting Chimera (PROTAC), estrogen receptor degrader approved in the U.S. for use as a monotherapy in the treatment of adults with estrogen receptor–positive (ER+), human epidermal growth factor receptor 2–negative (HER2-), ESR1-mutated advanced or metastatic breast cancer, as detected by an FDA-authorized test, with disease progression following at least one line of endocrine therapy. Arvinas and Pfizer Inc. entered into a license agreement with and Rigel Pharmaceuticals, Inc. for the exclusive global development, manufacturing, and commercialization rights for VEPPANU.

Non-GAAP Financial Information
The results presented in this press release include both Generally Accepted Accounting Principles (GAAP) information and non-GAAP information. As used in this release, non-GAAP research and development (“R&D”) expense is defined by Arvinas as GAAP R&D expense excluding restructuring and stock-based compensation expense, and non-GAAP general and administrative (G&A) expense is defined by Arvinas as GAAP G&A expense excluding restructuring and stock-based compensation expense. Arvinas uses these non-GAAP financial measures to evaluate Arvinas’ ongoing operations and for internal planning and forecasting purposes. Arvinas believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in Arvinas’ industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Arvinas’ non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate Arvinas’ business
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: the promise of Arvinas’ platform in oncology and neurology, and the progress during the quarter positioning Arvinas to capitalize on that promise; the licensing of VEPPANU to Rigel Pharmaceuticals, Inc. (Rigel) unlocking VEPPANU’s commercial potential and providing access to patients as efficiently as possible; Arvinas’ plans to share clinical data from ARV-393, ARV-102 and ARV-027 over the next twelve months; ARV-6723 preclinical data demonstrating the potential to overcome immune checkpoint inhibitor resistance in solid tumors; the plans for initiation of Arvinas’ first immuno-oncology Phase 1 clinical trial with ARV-6723 and timing thereof; the therapeutic potential or potential benefits of Arvinas’ product candidates and potential of its pipeline to address high unmet medical needs and maximize both clinical impact and long-term shareholder value; Arvinas’ anticipated milestones, expectations and plans with respect to ARV-393, ARV-102, ARV-027 and ARV-6723, including timings related to anticipated enrollment or initiation of trials and sharing or presentation of data as well as forums for presenting any such data; Arvinas’ plans to share initial data from the ARV-806 Phase 1 monotherapy dose escalation clinical trial and the timing thereof; Arvinas’ plans to seek an out-license of ARV-806 for further development, including any dose expansion or combination clinical trials; statements regarding Arvinas’ cash, cash equivalents and marketable securities, including their sufficiency to fund planned operating expenses and capital expenditure requirements into the second half of 2028; and Arvinas’ belief that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. All statements, other than statements of historical fact, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “goal,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: whether Arvinas will be able to successfully conduct and complete development for its product candidates, including ARV-393, ARV-102, ARV-027, and its preclinical candidates, including ARV-6723, and including whether Arvinas initiates and completes clinical trials for its product candidates and receives results from its clinical trials and preclinical studies on its expected timelines or at all; Rigel’s performance of its obligations under the license agreement with the Company, Pfizer Inc. and Rigel and whether Rigel will successfully commercialize VEPPANU on the current timeline expectations or at all; the potential demand and market potential and acceptance of, VEPPANU, including estimates regarding the potential market opportunity; the competitive landscape for VEPPANU; risks related to Arvinas’ expectations regarding the potential clinical benefit of VEPPANU, or its other product candidates; the uncertainties inherent in research and development, including preclinical study or clinical trial results; risks and uncertainties relating to regulatory applications and related approval timelines; the risk that any regulatory approval may be subject to significant limitations on use or subject to withdrawal or other adverse actions by the applicable regulatory authority; regulatory actions or delays or government regulation generally; Arvinas’ ability to protect its intellectual property portfolio; Arvinas’ reliance on third parties; early termination of any of Arvinas’ collaborations; the impact of the previously announced workforce reductions on Arvinas’ business and reputation; whether Arvinas will be able to raise capital when needed; whether Arvinas’ cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release.

*NCCN makes no warranties of any kind whatsoever regarding their content, use, or application and disclaims any responsibility for their application or use in any way.

Contacts
Investors:
Jeff Boyle
+1 (347) 247-5089
Jeff.Boyle@arvinas.com
Media:
Alyssa Kuciunas
+1 (331) 481-3751
Alyssa.Kuciunas-c@arvinas.com

Arvinas, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

(dollars and shares in millions, except per share amounts)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$94.3	$142.9
Marketable securities	473.6	542.5
Accounts receivable	50.3	1.0
Other receivables	4.0	5.4
Prepaid expenses and other current assets	30.0	8.9
Total current assets	652.2	700.7
Property, equipment and leasehold improvements, net	5.0	5.2
Operating lease right-of-use assets	7.3	8.2
Contract and other assets	10.6	3.8
Total assets	$675.1	$717.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$52.2	$69.5
Deferred revenue	—	71.3
Current portion of collaboration liability	28.4	—
Current portion of operating lease liabilities	1.9	1.7
Total current liabilities	82.5	142.5
Deferred revenue	—	134.3
Collaboration liability	24.3	—
Long-term debt	0.3	0.4
Operating lease liabilities	5.8	6.8
Total liabilities	112.9	284.0
Stockholders’ equity:
Preferred stock, $0.001 par value, zero shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value; 75.3 shares issued and 65.3 shares outstanding as of June 30, 2026, and 73.5 shares issued and 63.5 outstanding as of December 31, 2025	0.1	0.1
Accumulated deficit	(1,500.6)	(1,612.4)
Additional paid-in capital	2,155.4	2,136.9
Accumulated other comprehensive (loss) income	(0.8)	1.2
Treasury Stock, at cost (10.0 shares as of June 30, 2026 and December 31, 2025)	(91.9)	(91.9)
Total stockholders’ equity	562.2	433.9
Total liabilities and stockholders’ equity	$675.1	$717.9

Arvinas, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars and shares in millions, except per share amounts)	2026	2025	2026	2025
Revenue	$249.7	$22.4	$265.3	$211.2
Operating expenses:
Cost of license revenue	9.0	—	9.0	—
Research and development	52.6	68.6	113.0	159.4
General and administrative	24.0	25.3	43.0	51.9
Total operating expenses	85.6	93.9	165.0	211.3
Income (loss) from operations	164.1	(71.5)	100.3	(0.1)
Interest and other income	5.5	10.0	11.8	21.6
Net income (loss) before income taxes	169.6	(61.5)	112.1	21.5
Income tax (expense) benefit	(0.2)	0.3	(0.3)	0.2
Net income (loss)	$169.4	$(61.2)	$111.8	$21.7

Earnings (loss) per common share
Basic	$2.61	$(0.84)	$1.74	$0.30
Diluted	$2.58	$(0.84)	$1.70	$0.30
Weighted average common shares outstanding
Basic	64.8	73.0	64.4	72.8
Diluted	65.7	73.0	65.7	73.0
Arvinas, Inc.
Reconciliation of GAAP to Non-GAAP Information

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Research and development reconciliation
GAAP research and development expenses	$52.6	$68.6	$113.0	$159.4
Less: restructuring expense	0.3	0.6	0.6	0.6
Less: stock-based compensation expense (*)	0.9	8.5	6.7	20.0
Non-GAAP research and development expenses	$51.4	$59.5	$105.7	$138.8
General and administrative reconciliation
GAAP general and administrative expenses	$24.0	$25.3	$43.0	$51.9
Less: restructuring expense	1.3	0.4	2.1	0.4
Less: stock-based compensation expense (*)	4.3	6.8	9.6	10.2
Non-GAAP general and administrative expenses	$18.4	$18.1	$31.3	$41.3
(*)    Excludes restructuring related stock-based compensation.